As filed with the Securities and Exchange Commission on May 6, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COUSINS PROPERTIES INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA	58-0869052
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3344 Peachtree Road NE, Suite 1800,
Atlanta, Georgia 30326
(Address of Principal Executive Offices) (Zip Code)

Cousins Properties Incorporated Amended and Restated 2019 Omnibus Incentive Stock Plan
(Full Title of the Plan)

Pamela F. Roper
Executive Vice President, General Counsel and Corporate Secretary
Cousins Properties Incorporated
3344 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326-4802
(404) 407-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Keith M. Townsend
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
(404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 28, 2026, at the 2026 Annual Meeting of Stockholders of Cousins Properties Incorporated (the “Registrant”), the Registrant’s stockholders approved an amendment and restatement of the Registrant’s 2019 Omnibus Incentive Stock Plan (the “Incentive Plan”), which the Registrant’s board of directors had previously approved, subject to such stockholder approval. This Registration Statement is being filed to register an additional 5,000,000 shares of the Registrant’s common stock, $1.00 par value per share (the “Common Stock”), issuable to eligible key individuals who serve as employees, directors, and consultants of the Registrant and its subsidiaries under the Incentive Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-231512) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on May 15, 2019, (the “Prior Registration Statement”) relating to the Incentive Plan are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
(1)Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), filed with the Commission on February 5, 2026, including portions of Registrant’s proxy statement for the 2026 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein.
(2)Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2026, filed with the Commission on April 29, 2026.
(3)Current Reports on Form 8-K of the Registrant, filed with the Commission on February 17, 2026, February 20, 2026 and April 1, 2026.
(4)The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (File No. 1-11312) of the Registrant, filed on August 4, 1992, as updated by Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 5, 2020, and as subsequently amended and updated from time to time.
All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 8. Exhibits.

The exhibits listed below in the “Index to Exhibits” are part of this Registration Statement on Form S-8 and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit Number	Description
4.1
Cousins Properties Incorporated Amended and Restated 2019 Omnibus Incentive Stock Plan (incorporated by reference to Appendix B of Registrant’s Proxy Statement filed with the Commission on March 18, 2026).

5.1†	Opinion of King & Spalding LLP
23.1†	Consent of King & Spalding LLP (included as part of Exhibit 5.1)
23.2†	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney (included on signature page)
107 †	Calculation of Filing Fee Tables
__________________
†  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 6, 2026.

Cousins Properties Incorporated
By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg D. Adzema and Pamela F. Roper, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution for him or her in any and all capacities, to do any and all things and to sign any and all documents, including pre- and post-effective amendments, in connection with this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of such attorneys-in-fact or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 6, 2026, by the following persons in the capacities set forth opposite their names.

Signature	Title

/s/ M. Colin Connolly	Chief Executive Officer, President, and Director (Principal Executive Officer)
M. Colin Connolly
/s/ Gregg D. Adzema	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gregg D. Adzema
/s/ Jeffrey D. Symes	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Jeffrey D. Symes
/s/ Robert M. Chapman	Chairman of the Board and Director
Robert M. Chapman
/s/ Charles T. Cannada	Director
Charles T. Cannada
/s/ Scott W. Fordham	Director
Scott W. Fordham
/s/ Susan L. Givens	Director
Susan L. Givens
/s/ R. Kent Griffin, Jr.	Director
R. Kent Griffin Jr.
/s/ Donna W. Hyland	Director
Donna W. Hyland
/s/ Dionne Nelson	Director
Dionne Nelson
/s/ R. Dary Stone	Director
R. Dary Stone